Exhibit 10.22

69 A A [Number of the letterhead of the Notary Public]

REAL ESTATE

SALE AND PURCHASE AGREEMENT

Tver Region, Molokovo village, the twenty-fifth of September, two thousand and twenty.

We, INTERNET LOGISTICS LIMITED LIABILITY COMPANY, Taxpayer Identification Number (INN) of the legal entity: 6949003359, Primary State Registration Number (OGRN): 1076949002261, date of the state registration: December 27, 2007, name of the registration authority: Interdistrict Inspectorate No. 9 of the Federal Tax Service for the Tver Region, Reason for Registration Code (KPP): 694901001, registered address: 170540, TVER REGION, KALININSKY DISTRICT, BURASHEVSKY RURAL SETTLEMENT, BOROVLEVO-2 INDUSTRIAL AREA, COMPLEX 1 A, represented by GEIL ALEXANDER VLADIMIROVICH, date of birth: …, place of birth: …, passport …, residing at: …, acting under the Power of Attorney certified by Yulia Vladimirovna Krylova, Notary of Moscow, on August 13, 2020, Protocol No. 77/719-n/77-2020-5-2348, hereinafter referred to as the Seller, for the one part, and TETIS CAPITAL (FIDUCIARY MANAGER OF CLOSED-END INVESTMENT FUND TETIS CAPITAL), Taxpayer Identification Number (INN) of the legal entity: 7709853192, Primary State Registration Number (OGRN): 1107746374262, date of the state registration: May 06, 2010, name of the registration authority: Interdistrict Inspectorate No. 46 of the Federal Tax Service for Moscow, Registration Reason Code (KPP): 710201001, registered address: 129090, MOSCOW, BOTANICHESKY LANE, 5 (five), License No. 21-000-1-00810 for management of investment funds, mutual investment funds and private pension funds, issued by the Federal Service for Financial Markets on April 21, 2011, represented by General Director SHEVELEVA OKSANA VIKTOROVNA, date of birth: …, place of birth…, passport …, residing at: …, acting under the Articles of Association, hereinafter referred to as the Buyer, for the other part, hereinafter collectively referred to as the Parties, and individually as the Party, have entered into this Real Estate Sale and Purchase Agreement (hereinafter - the Agreement) as follows.

1.    SUBJECT MATTER

1.1.    The Seller undertakes to transfer to common ownership of the owners of investment shares of the closed-end investment fund managed by Tetis Capital data on which are established on the basis of the data of the personal accounts of the owners of investment shares in the register of investment shares and securities accounts of the owners of investment shares, and the Buyer undertakes to accept into common ownership of the owners of investment shares of the closed-end investment fund managed by Tetis Capital, the data on which are established on the basis of the data of the personal accounts of the owners of investment shares in the register of investment shares and securities accounts of the owners of investment shares, and pay the immovable property located at the addresses: Tver Region, Kalininsky District, Burashevskoye rural settlement, Borovlevo-2 industrial area, complex No. 1 A; Tver Region, Kalininsky District, Burashevskoye rural settlement, Sadykovo village (hereinafter - the Immovable Property).

The list of the Immovable Property and its characteristics are specified in Appendix No. 2 hereto.

1.2.    The Immovable Property is owned by the Seller under the right of ownership, which is confirmed by the state registration of the right of ownership, references to which are specified in Appendix No. 2 hereto.

1.3.    The Immovable Property will be transferred together with its fixtures named in Appendix No. 2 hereto.

1.4.    As of the date of registration of the Buyer’s ownership rights hereunder, the Immovable Property is encumbered by the following rights of third parties:

1.4.1.    Immovable Property (except for the property specified in Clauses 13, 25, 45-49 of Appendix No. 2), as well as the Immovable Property fixtures, are encumbered by the right to lease in favor of Internet Solutions LLC (INN 7704217370, OGRN 1027739244741).

1.4.2.    The following Immovable Property as set forth in Appendix No. 2. is encumbered by the right to sublease:

•

Premises of Industrial and Logistics Complex, bldg. 4 (c/n 69:10:0000025:5223) with an area of 75.8 sq.m, sublease in favor of Tsentr Meditsiny Truda LLC, OGRN 1195074009250, INN 5043067591, address: Moscow Region, Serpukhov, Khimikov str., 1, Office 303, Floor 3.

•

Premises of Industrial and Logistics Complex, bldgs. 1 and 2 (c/n 69:10:0000025:1306) and Premises of Industrial and Logistics Complex, bldg. 4 (c/n 69:10:0000025:5223) with a total area of 487.8 sq.m, sublease in favor of Kombinat Delovogo Obsluzhivaniya LLC, OGRN 1126952018005, INN 6950152620, address: Tver, Uchitelskaya str., 54.

•

Premises of Industrial and Logistics Complex, bldgs. 1 and 2 (c/n 69:10:0000025:1306) with an area of 3 sq.m, and Premises of Industrial and Logistics Complex, bldg. 4 (c/n 69:10:0000025:5223) with an area of 4 sq.m, sublease in favor of sole entrepreneur Voytkevich A.O., OGRNIP 30669502270106, INN 690209812752, address: ….

1.4.3.    The following Immovable Property specified in Appendix No. 2 is encumbered with easements:

•

Land Plot (c/n 69:10:0000025:644) on the basis of the private easement agreement dated October 13, 2016, state registration number 69-69/010-69/110/021/2016-927/2 in favor of Vodokanal LLC; on the basis of the private easement agreement IL-Tv 4/16 dated September 20, 2016, state registration number 69-69/010-69/313/023/2016-845/2 in favor of Kombinat ZHBI-6 LLC;

•	Land Plot (c/n 69:10:0000025:648) on the basis of the private easement agreement dated April 13,2016, state registration number 69-69/010-69/313/010/2016-768/2 in favor of Vodokanal LLC.

1.5.    The Seller represents the Buyer of the circumstances essential to the Agreement conclusion, performance or termination, namely: the Seller represents the Buyer that it has informed the Buyer of all encumbrances of the Immovable Property known to the Seller, such encumbrances of the Immovable Property are named in the text of this Agreement and Appendices hereto, the Seller has provided the Buyer with all documents certifying encumbrances of the Immovable Property. The Buyer enters into this Agreement relying on the reliability of the representations given by the Seller.

1.6.    The Buyer shall accept the title to the Immovable Property from the date of the state registration of the title transfer subject to the procedure established by the applicable laws of the Russian Federation.

1.7.    Since the date of transfer of the title to the Immovable Property to the Buyer, the Buyer assumes all rights and obligations of the owner of the Immovable Property to the extent that they exist at the time of conclusion of this Agreement. Since the date of transfer of the title to the Immovable Property to the Buyer, the Buyer shall be entitled to all income (under the Real Estate Long-term Lease Agreement dated August 04, 2020 registered on August 13, 2020 by the Federal Service for State Registration, Cadastre and Cartography for the Tver Region, a copy of which is given in Appendix No. 3 hereto (the Long-Term Lease Agreement)) from the possession and/or use of the Immovable Property (except for the property specified in Clauses 13, 25, 45-49 of Appendix No. 2) for the period beginning from the date of transfer of the title to the Immovable Property to the Buyer, in confirmation of which the Seller undertakes, within ten (10) business days from the date of the state registration of transfer of the title to the Immovable Property to the Buyer, to ensure conclusion by the Buyer, the Seller and the Lessee (Internet Solutions LLC, INN 7704217370, OGRN 1087739244741) of the tripartite supplementary agreement to the Long-Term Lease Agreement. The Seller shall, in case of receipt of any income from possession and/or use of the Immovable Property starting from the date of the state registration of transfer of the title to the Immovable Property to the Buyer, within ten (10) business days from the date of the income receipt or the date of the state registration of transfer of the title to the Immovable Property to the Buyer, whichever is later, transfer the respective amounts of money to the Buyer.

69 A A [Number of the letterhead of the Notary Public]

1.8.    The Buyer is aware of the features of the Immovable Property and its fixtures identified during the Immovable Property inspection carried out prior to the conclusion of this Agreement, which are recorded in Clause 2.1.12 of this Agreement; such features were taken into account when negotiating the price of this Agreement; the Buyer is ready to accept the Immovable Property with such features, provided that they are eliminated by the Seller in accordance with Clause 2.1.12 of this Agreement; such features do not entail the consequences named in Article 475 and Article 557 of the Civil Code of the Russian Federation (hereinafter - the Civil Code of the Russian Federation). The features of the Immovable Property are not its essential deficiencies. The obligation of the Seller to eliminate the features of the Immovable Property under the terms of this Agreement according to Clause 2.1.12 is an essential condition of this Agreement.

1.9.    The obligation of the Seller to transfer the Immovable Property to the Buyer and acceptance thereof by the Buyer shall be carried out according to the Acceptance Certificate signed by the Parties (Appendix No. 1 hereto) and shall be deemed performed at the time of delivery of such property to the Buyer (on the date of signing by the Parties of the respective Acceptance Certificate). Failure of one of the Parties to sign the Acceptance Certificate on the terms and conditions stipulated hereby for more than ten (10) business days shall be deemed to be a refusal of the Seller to fulfill the obligation to transfer the property, and the Buyer’s - to accept the property, respectively. In case of ungrounded refusal of one of the Parties to sign the Acceptance Certificate, a record about such fact shall be made in the Acceptance Certificate, and it shall be signed by the other Party. The refusal shall be deemed ungrounded if the written grounded refusal was not delivered to the Party before the expiry of the term for performance of the obligation to transfer and accept the Immovable Property. Since the date of signing of the Acceptance Certificate by the Parties, the Buyer shall be responsible for the Immovable Property, as well as accepts the risk of accidental damage thereto or total loss thereof.

2.    RIGHTS AND OBLIGATIONS OF THE PARTIES

2.1.    The Seller shall:

2.1.1.    Transfer the Immovable Property to the Buyer under the bilateral Acceptance Certificate drawn up in the form of Appendix No. 1 hereto on the day of the state registration of transfer of the title to the Immovable Property to the Buyer hereunder.

2.1.2.    Perform all actions within six (6) months from the date of the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer in order to ensure conclusion of tripartite agreements on the change of the owner under all private easement agreements listed in Clause 1.4.3 hereof, other than the easements issued in favor of Vodokanal LLC the term of conclusion of tripartite agreements on the change of the owner for which is twenty (20) months from the date of the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer, and submission thereof on behalf of the Buyer to the authority carrying out the state registration of titles to immovable property and transactions therewith, make amendments to the data contained in the Unified State Register of Immovable Property in connection with the easements following to the fortune of the Immovable Property for use of which easements are established, provided that the Buyer obtained the consent of the Issuing Bank, and, if necessary, registration thereof. Change of the date and number of the state registration of easements in the relevant columns “restriction of the rights and encumbrance of the immovable property” in the Extracts from the Unified State Register of Immovable Property for the land plots 69:10:0000025:644 and 69:10:0000025:648 which (Extracts from the Unified State Register of Immovable Property) the Seller delivers to the Buyer as confirmation of the actions made, and also the list of the documents filed by the Seller to the Unified State Register of Immovable Property, will be deemed to be the result of the Seller’s actions. The Buyer shall (if necessary) issue to the Seller’s representative(s) a notarized power of attorney to make amendments to the data contained in the Unified State Register of Immovable Property in connection with the easements following to the fortune of the Immovable Property and to provide the relevant documents.

2.1.3.    Submit the documents to the notary at the location of the Immovable Property and carry out all actions necessary for the state registration of transfer of the title to the Immovable Property in the Unified State Register of Immovable Property, as well as the documents for the state registration of the record in the Unified State Register of Immovable Property on the pledge to the Seller of the Immovable Property within the period specified in Clause 2.3.1 hereof.

2.1.4.    On the date of this Agreement, provide the Buyer with all information and data related to the transferred Immovable Property, including the list of the documents transferred under the Long-Term Lease Agreement (Appendix No. 5).

2.1.5.    The Seller shall ensure conclusion of a tripartite agreement with the Buyer and the Lessee on change of the Lessor under the Real estate Long-Term Lease Agreement within ten (10) business days from the date of the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer.

2.1.6.    On the date of this Agreement, reconcile settlements with the Lessee, as a result of which the amount of the Security Payment received by the Seller from the Lessee under the Real Estate Long-Term Lease shall be recorded in a bilateral deed, with the aim of the Seller’s return to the Lessee of the Security Payment made by the Lessee, and return such payment to the Lessee in full. The Seller’s return to the Lessee of the amount of the Security Payment and the Lessee’s obligation to pay the Buyer the Security Payment under the terms of the Long-Term Lease Agreement shall be formalized by a tripartite supplementary agreement to the Long-Term Lease Agreement.

2.1.7.    Pay to the Buyer, within ten (10) business days upon receipt of the Buyer’s request, the difference between the lease payment amounts due to the Buyer under the terms of the Real Estate Long-Term Lease Agreement agreed upon by the Buyer and paid by the Lessee to the Buyer under the Long-Term Lease Agreement, if the Lessee is obliged under the Long-Term Lease Agreement to pay less lease payment than that under the terms of the Real Estate Long-Term Lease Agreement agreed upon by the Buyer. The Buyer shall have the right at any time acting unilaterally and out of court to refuse to repudiate this Agreement if it reveals the differences (made before the Buyer became the Lessor) between the terms of the Real Estate Long-Term Lease Agreement and the terms of the Real Estate Long-Term Lease Agreement agreed upon by the Buyer, the notarized copy of which with the stamp on the state registration together with the Acceptance Certificate is given in Appendix No. 3 hereto. The Seller represents the Buyer that there are no other signed documents to the Long-Term Lease Agreement and no obligations to sign thereof under the Long-Term Lease Agreement other than those arising from the Long-Term Lease Agreement attached hereto (Appendix No. 3). The provisions of this clause are material provisions of this Agreement.

2.1.8.    The Seller shall apply to the Issuing Bank for receipt of funds within ten (10) business days from the date of the state registration of transfer of the title to the Immovable Property to the Buyer. Expiry of the ten-day period assigned to apply to the Issuing Bank shall not deprive the Seller of the right to receive the funds. Both the Seller and the Buyer shall have the right to apply to the Issuing Bank for receipt of funds in order that the Seller could receive such funds.

2.1.9.    Immediately refuse to receive the letter of credit, informing the Issuing Bank and the Buyer if the title to the Immovable Property may not be transferred by the Seller to the Buyer.

2.1.10.    Within ten (10) business days from the date of crediting the Seller’s account with the full amount of the purchase price of the Immovable Property paid by the Buyer, submit an application and the necessary documents to the Unified State Register of Immovable Property for the state registration of termination of the record in the Unified State Register of Immovable Property on the Immovable Property pledge to the Seller.

69 A A [Number of the letterhead of the Notary Public]

2.1.11.    Reimburse the Buyer, within ten (10) business days from the date of the invoice submission, for the cost of interest for use of funds under the letter of credit paid by the Buyer to …(the Buyer’s creditor) under the terms of the letter of credit in the amount of 100% accrued for the period from the date after ten (10) business days from the date of submission of the documents for the state registration of transfer of the title to the Immovable Property to the Buyer, until the date of the state registration of transfer of the title to the Immovable Property to the Buyer, if a decision is made through the fault of the Seller to suspend the state registration of transfer of the title to the Immovable Property to the Buyer (to any of the facilities according to the list from Appendix 4.2 hereto) for the following reasons:

•	a person specified in the application as the right holder has no right to such real estate item and (or) is not authorized to dispose of the right to such real estate item;

•	there are contradictions between the rights claimed and the rights already registered;

•	the Seller has not submitted the documents necessary for implementation of the state registration of rights;

•	the documents submitted by the Seller are not authentic or the information contained in them is inaccurate;

•	the form and/or content of the document submitted by the Seller for the state registration of rights does not comply with the requirements of the laws of the Russian Federation;

•	the documents submitted by the Seller are signed (certified) by unauthorized persons,

•

due to improper cadastral or other accounting, as well as due to insufficient information, discrepancy between the Unified State Register of Immovable Property accounting data and cadastral accounting data, errors or inaccuracies in technical plans/discrepancies between technical plans data and the Unified State Register of Immovable Property data and/or cadastral accounting data, etc., including, but not limited to: lack of coordinates/wrong coordinates, but no more than twenty-five million (25,000,000) rubles in total.

2.1.11.1.    Reimburse the Buyer, within ten (10) business days from the date of the invoice submission, for the cost of interest for use of funds under the letter of credit paid by the Buyer to … (the Buyer’s creditor) under the terms of the letter of credit in the amount of 50% accrued for the period from the date after ten (10) business days from the date of submission of the documents for the state registration of transfer of the title to the Immovable Property to the Buyer, until the date of the state registration of transfer of the title to the Immovable Property to the Buyer, if a decision is made to suspend the state registration of transfer of the title to the Immovable Property to the Buyer (to any of the facilities according to the list from Appendix No. 2 hereto) for the reason that the Unified State Register of Immovable Property did not receive information or documents from the information systems of the Register or other state bodies, provided that such information or documents were available as of the date of conclusion of this Agreement; and in case of refusal of the state registration and absence of the documents confirming transfer of the title.

2.1.12.    The Parties have agreed that the Seller shall using its efforts and at own expense (subject to the issuance of the necessary power of attorney by the Buyer) within twenty (20) months from the date of registration of transfer of the title to the Immovable Property to the Buyer, unless the shorter deadlines are specified below:

2.1.12.1.    a permanent easement or title to the land plot/part thereof with cadastral number 69:10:0000025:6495 will be issued in the name of the Buyer in relation to:

•	Storm water sewer (c/n 69:10:0000025:1313);

•	Sanitary sewer (c/n 69:10:0000025:1314);

•	Sanitary sewer (c/n 69:10:0000025:5247);

•	Domestic water supply (c/n 69:10:0000025:5251);

•	Fencing (c/n 69:10:0000025:1302).

The result will be the Extract from the USRN to the land plot 69:10:0000025:6495 received by the Seller and handed over to the Buyer confirming execution of the relevant rights of the Buyer. Another option is possible to eliminate the features of the Immovable Property under a supplementary agreement;

2.1.12.2.    a permanent easement will be issued in the name of the Buyer for the right of pedestrian and vehicular traffic on the land plot (c/n 69:10:0000025:2380), except for the cases of registration of the pathways on the land plot (c/n 69:10:0000025:2380) as a public road. The result will be the Extract from the USRN received by the Seller and handed over to the Buyer with indication of the Buyer in the relevant column as the easement right holder;

2.1.12.3.    On behalf of the Buyer under the power of attorney, the information in the Unified State Register of Immovable Property will be changed (location description added) with the execution of the relevant documents on:

•	Checkpoint (c/n 69:10:0000025:1308);

•	Gas Boiler House (c/n 69:10:0000025:1312);

•	Medium pressure gas pipeline (c/n 69:10:0000025:1688);

The result will be the Extracts from the USRN received by the Seller and handed over to the Buyer regarding each of the items.

2.1.12.4.    a permanent easement or title will be issued in the name of the Buyer in relation to the land plot/part thereof located at: Tver Region, Kalininsky District, Burashevskoye r/s (near the water body Kobylya Luzha, Bortnikovsky stream), at the point of discharge in relation to the storm water sewer (c/n 69:10:0000025:5249).

The result will be the Extract from the USRN received by the Seller and handed over to the Buyer. Another option is possible to eliminate the features of the Immovable Property under a supplementary agreement;

2.1.12.5.    within six (6) months from the date of registration of transfer of the title to the Immovable Property to the Buyer, on behalf of the Buyer under the power of attorney issued by the Buyer, with the consent of the Issuing Bank, the land plot (c/n 69:10:0000025:643) will be divided into two land plots in accordance with the draft delimitation plan (agreed upon by the Parties prior to the Sale and Purchase Agreement execution) prepared by the cadastral engineer, and cadastral registration of both land plots will be carried out with indication of the Buyer as the right holder (owner). The result will be the Extracts from the USRN received by the Seller and handed over to the Buyer for newly formed land plots with indication of the Buyer as the right holder;

2.1.12.6.    The Immovable Property will be equipped with sewage treatment facilities allowing discharge of waste water from the Immovable Property to the water body, or an agreement will be signed for the waste water collection in the centralized sewage system and utility connection will be made;

2.1.12.7.    The Immovable Property will be equipped with a well with connection to the water supply system existing in the Immovable Property with arrangement of treatment of the water coming from the well providing water supply to the Immovable Property in the required volumes, and documentation necessary for the use of subsoil (groundwater) will be drawn up to supply the Immovable Property with water, or a contract will be signed for water supply via the centralized water supply system and utility connection (if necessary);

2.1.12.8.    On the date of the Long-Term Lease Agreement agreed upon by the Buyer the Lessee (Internet Solutions LLC) sublease agreements (meeting the provisions of the Long-Term Lease Agreement) regarding parts of the Immovable Property with

69 A A [Number of the letterhead of the Notary Public]

•	Tsentr Meditsiny Truda TSFO LLC;

•	Kombinat Delovogo Obsluzhivaniya LLC;

•	sublease agreement No. IR-9801/19 with sole entrepreneur Voitkevich remains effective.

2.1.12.9.    The Technical Features of the Immovable Property listed in Appendix No. 6 will be eliminated within the deadlines specified in Appendix No. 6.

2.1.12.10.    New technical plans will be prepared for the Immovable Property mentioned in Clauses 1.2, 5, 23, 24 of Appendix No. 2, changes will be made to the USRN (if necessary) within a period of no more than 60 calendar days.

2.1.12.11.    Within sixty (60) calendar days from the date of transfer of the title to the Immovable Property to the Buyer, the record will be eliminated in Clause 9 of Section 2 of the Extracts from the USRN for real estate items “Claims and Information on the Availability of Received but Not Considered Applications for the State Registration of the Right (Right Transfer, Termination), Restriction of the Right or Encumbrance of the Real Estate Item, Transaction in Relation to the Real Estate Item” of the following content being untrue: “documents for state registration are submitted: registration and repayment of the transaction on limitation (encumbrance) of the right”. The result will be the originals of the Extracts from the USRN provided by the Seller to the Buyer in relation to all real estate items, in which in Clause 9 of Section 2 of the Extracts from the USRN for real estate items “Claims and Information on the Availability of Received but Not Considered Applications for the State Registration of the Right (Right Transfer, Termination), Restriction of the Right or Encumbrance of the Real Estate Item, Transaction in Relation to the Real Estate Item” there will be no record present at the date of conclusion of this Agreement of the following content being untrue: “documents for state registration are submitted: registration and repayment of the transaction on limitation (encumbrance) of the right”. The provisions of this clause are material provisions of this Agreement.

The Seller assumes the obligation to eliminate the Features of the Immovable Property listed in Clause 2.1.12 hereof at its own expense and within the specified period. Costs/expenses and payments related to registration/elimination of the Features of the Immovable Property and under the terms of agreements/contracts signed in the name of the Buyer as a result of elimination of the Features of the Immovable Property (land use rights, water use rights or other payments due to elimination of the Features of the Immovable Property or consequences of elimination of the Features of the Immovable Property) will be fully reimbursed/compensated by the Seller to the Buyer within ten (10) business days upon receipt of the relevant claim from the Buyer.

2.1.13.    If the Buyer incurs the costs necessary and sufficient reason for which is the Seller’s failure to eliminate any/each deficiency within the period specified in Clause 2.1.12 hereof (failure to reach the result of elimination) plus three months, the Seller shall compensate the Buyer for such documented expenses (including expenses for the Buyer’s independent performance of the measures specified in Clause 2.1.12 hereof) within ten (10) business days upon receipt of the Buyer’s claim.

The Seller shall also compensate the Buyer within ten (10) business days upon receipt of the claim for actual damages (losses), the necessary and sufficient reason for which is the Seller’s failure to eliminate any of the defects listed in Clause 2.1.12 within the period specified in Clause 2.1.12 hereof, as well as losses arising due to the circumstances (as a result of such circumstances) specified in Clause 2.1.12 hereof, from the date of the state registration of the Buyer’s title to the Immovable Property until completion of the measures specified in Clause 2.1.12 hereof.

In case of the Seller’s failure to perform or improper performance of all and each of the terms of Clause 2.1.12 hereof, the Buyer may, after 20 (twenty) months from the date of the state registration of transfer of the title to the Immovable Property to the Buyer (the term for the Seller’s elimination of deficiencies listed in Clause 2.1.12 hereof), conduct a tender with the participation of the Seller and choose on market and competitive terms the contractor and/or other necessary entity to eliminate any Feature of the Immovable Property: carry out work to eliminate thereof; and the Seller shall reimburse the Buyer, at short notice and within 10 (ten) business days upon receipt of the claim, for all expenses incurred by the Buyer and documented (copies of the documents certified by the Buyer) to eliminate any deficiency in full, and pay a fine to the Buyer in the amount of 25% of the amount of expenses incurred by the Buyer to eliminate the deficiency.

2.1.14.    Within four (4) months from the date of the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer, the Seller shall perform all actions and formalities necessary to re-execute the current agreements for the supply of utilities with resource/power supply companies, namely:

•	Power Supply Agreement No. … dated …, with MC Borovlevo LLC;

•	Gas Supply Agreement No. … dated October …, with Gazprom Mezhregiongaz Tver LLC

The Parties have agreed that prior to re-execution of the contracts with the resource/power supply companies in the name of the Buyer on behalf of the Buyer, the Seller will on its own behalf but at the Buyer’s account carry out settlements as the Buyer’s agent (at the same time the agency fee will be one thousand two hundred (1,200) rubles per month, including VAT).

2.1.15.    Within six (6) months from the date of the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer, perform all actions in order to ensure conclusion of tripartite agreements on change of the user under all private easements agreements for the land plot with cadastral number 69:10:0000025:6496 for use of: Domestic water supply (k/n 69:10:0000025:1309); Domestic sewers (c/n 69:10:0000025:1314); Medium pressure gas pipeline (69:10:0000025:1688); Pedestrian and vehicular traffic on the land plot (c/n 69:10:0000025:6496); and tripartite agreements on the change the user under all private easements agreements for the land plot with cadastral number 69:10:0000025:2380 for use of: Domestic water supply (c/n 69:10:0000025:1309); Sanitary sewer (c/n 69:10:0000025:1314); 10 kV cable line (c/n 69:10:0000025:2134); Medium pressure gas pipeline (69:10:0000025:1688); 10 kV cable line (c/n 69:10:0000025:5257); and apply to the body that carries out state registration of the rights to real estate and transactions therewith for making amendments to data contained in the Unified State Register of Immovable Property in connection with the change of the easement holder (user) due to transfer of the title to the dominant thing for the use of which an easement was set, and register the change of the person; the Buyer undertakes (if necessary) to issue to the Seller a notarized power of attorney to make amendments to data contained in the Unified State Register of Immovable Property in connection with the change of the easement holder (user) due to transfer of the title to the dominant thing for the use of which an easement was set. The result will be change of the data in the Unified State Register of Immovable Property about the user of the land plots from the Seller to the Buyer listed in this clause, which will be confirmed by the Seller’s transfer to the Buyer of original Extracts from the USRN regarding the land plots 69:10:0000025:6496 and 69:10:0000025:2380 with such data.

2.1.16.    Submit the documents for the state registration of termination of the record in the Unified State Register of Immovable Property on the on pledge to the Seller of the Immovable Property within ten (10) business days upon crediting the Seller’s correspondent account with the Agreement Price, and provide the Buyer with the Extracts from the USRN for all 49 real estate items with absence in the column “restriction of rights and encumbrance of the real estate item” of the record on the pledge/mortgage in favor of the Seller and on the Seller as a person in whose favor the restriction of the rights and encumbrance of the item is established.

2.1.    The Buyer shall:

2.2.1.    Pay the Agreement Price in accordance with the procedure and conditions stipulated by Clause 3 hereof. The obligation to pay the Agreement Price arises in case the Seller fulfills the obligation to sign the Acceptance Certificate (counter obligation).

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2.2.2.    Accept the Immovable Property under the Acceptance Certificate drawn up in the form of Appendix No. 1 hereto on the basis of this Agreement. Before signing the Acceptance Certificate, inspect the Immovable Property and check condition thereof.

2.2.3.    Submit the documents to the Notary at the location of the Immovable Property and carry out all actions necessary for the state registration of transfer of the title to the Immovable Property in the Unified State Register of Immovable Property within the period specified in Clause 2.3.1 hereof.

2.2.4.    If necessary, obtain the consent of the bank financing purchase of the Immovable Property to the existence of lease, sublease agreements specified in Clause 1.4 hereof.

2.3.    The Parties shall:

2.3.1 Submit through a Notary at the location of the Immovable Property the documents for the state registration of transfer of title to the Immovable Property within thirty (30) calendar days from the date of this Agreement, but not earlier than the date of receipt by the Seller of the documented confirmation by the Issuing Bank that the Buyer has opened the secured (deposited) irrevocable letter of credit on the terms agreed upon by the Parties the recipient of the funds under which is the Seller.

2.3.2.    Bear in equal shares the costs of the Notary’s tariff and fees for the technical and legal work (or one Party compensates the other Party half of the costs of the Notary’s tariff and fees for the technical and legal work paid by such Party in full). The costs of payment to the Issuing Bank of the fee for the opening of the letter of credit shall be borne by the Seller. The Buyer shall reimburse half of such costs to the Seller within three (3) business days from the date of the Seller’s costs. All mandatory and necessary expenses on the state registration of transfer of the titles to the Immovable Property shall be borne by the Buyer. The Seller shall compensate the Buyer for half of the costs incurred on paying the state fee for the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer within five (5) business days upon receipt of the invoice from the Buyer.

2.3.3.    Re-apply for the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer in case of refusal of the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer (to any of the items according to the list given in Appendix No. 2 hereto), provided that the term of the letter of credit is sufficient for the Seller to receive money (purchase price).

3.    PRICE AND PAYMENT PROCEDURE

3.1.    The Agreement Price is one billion nine hundred fifty million (1,950,000,000) rubles, and 20% VAT worth three hundred seventy-two million twenty thousand (372,020,000) rubles, including:

3.1.1.    The price of the Land Plots worth eighty-nine million nine hundred thousand (89,900,000) rubles (VAT free):

•	cadastral number 69:10:0000025:652 worth RUB 42,500,000;

•	cadastral number 69:10:0000025:651 worth RUB 17,100,000;

•	cadastral number 69:10:0000025:648 worth RUB 3,500,000;

•	cadastral number 69:10:0000025:644 worth RUB 9,300,000:

•	cadastral number 69:10:0000025:643 worth RUB 17,500,000.

3.1.2.    Price of Buildings and Structures worth RUB 1,860,100,000, and VAT worth RUB 372,020,000:

•	Industrial and Logistics Complexes 1 and 2 (c/n 69:10:0000025:1306) worth RUB 424,200,000, and VAT worth RUB 84,840,000;

•	Industrial and Logistics Complex 3 (c/n 69:10:0000025:6275) worth RUB 585,400,000, and VAT worth RUB 117,080,000;

•	Industrial and Logistics Complex 4 (c/n 69:10:0000025:5223) worth RUB 592,900,000, and VAT worth RUB 118,580,000;

•	other items (other than the land plots) specified in Appendix No. 2 worth RUB 257,600,000, and VAT worth RUB 51,520,000.

3.2.    The Agreement Price shall be paid in full to the Seller by the Buyer after the date of the state registration of the title to all 49 real estate items (from the latest date of the state registration of transfer of the title to the last of the 49 items), provided that the Seller meets the conditions of Clause 3.4 hereof (material conditions). In order to establish the Buyer’s violation of the obligation to pay the purchase price of the Immovable Property hereunder, the Seller shall have confirmation of the transfer of the title to the Immovable Property from the Seller to the Buyer (this Agreement with a copy of the special registration record of the USRN on the state registration of the title and Extracts from the USRN for all and each of the 49 real estate items with specification therein of all the conditions described below in this clause), and shall first apply to the Issuing Bank for the disclosure of the letter of credit, and, in case the Issuing Bank fails to comply with the Seller’s request, subject to the Seller’s compliance with the terms of the letter of credit disclosure, apply to the Buyer for the purchase price, receive a statement of the account specified in the Seller’s details herein which does not reflect the receipt of the purchase price of the Immovable Property for the period from the date of this Agreement to the date of the Buyer claim for receipt of the purchase price. In case of a material violation (delay of more than five (5) business days) by the Buyer of this condition (payment of the purchase price), the Seller shall have the right acting unilaterally and out of court repudiate this Agreement, and the Agreement shall be considered terminated from the date of the Seller’s notification of the Buyer on the Seller’s unilateral repudiation. In case of the Agreement termination, the Buyer shall return the Immovable Property to the Seller, for which purpose it shall submit the documents and carry out all actions necessary for the state registration of transfer of the title to the Immovable Property to the Seller in the Unified State Register of Immovable Property. The period of five (5) business days after the delay in payment occurs shall start from the moment (date) of submission/presentation by the Seller at the same time of the Extracts from the USRN on paper, which equivalence to the electronic document is notarized (the notary confirmed the identity of the content of the electronic document to the content of the document made by the notary on paper) for all and each of the forty-nine (49) real estate items (100%) regarding each of which the owner of each of the 49 real estate items shall be the owners of investment shares of the closed-end investment fund managed by Tetis Capital, data on whom shall be established on the basis of the data of the personal accounts of the owners of investment shares in the register of investment shares and the securities accounts of the owners of investment shares, regardless of the date of issue of the Extracts from the USRN and/or the date of the state registration of transfer of the title to the Immovable Property, as well as providing the original of this Agreement with a copy of the special registration record of the USRN on the state registration of the title of the owners of investment shares of the closed-end investment fund managed by Tetis Capital, data on whom shall be established on the basis of the data of the personal accounts of the owners of investment shares in the register of investment shares and the securities accounts of the owners of investment shares; pledge/mortgage in favor of …; pledge in favor of the Seller and the original of the Immovable Property Acceptance Certificate hereunder to the Issuing Bank (the Issuing Bank independently certifies copies of the submitted originals of the Agreement and the Acceptance Certificate, and returns originals to the Seller).

3.3.    The Parties have agreed that the Seller shall have the right to pledge provided for in Clause 5 of Article 488 of the Civil Code of the Russian Federation. Pending full payment of the Immovable Property, the Immovable Property shall be deemed to be pledged by the Seller to ensure performance by the Buyer of its obligation to pay the Immovable Property.

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3.4.    Payment of the Agreement Price shall be made by the Buyer by wire transfer in Russian rubles by means of the Buyer’s opening of a secured (deposited) irrevocable letter of credit with … (Issuing Bank) for the period from the date of this Agreement by the Parties to the date after three (3) months from the date of this Agreement. Payment of the Agreement Price shall be made by the Buyer partially at the expense of … credit funds provided under Agreement No. … on Nonrevolving Credit Facility dated … . The condition for execution of the letter of credit by the Issuing Bank shall be (and payment under this Agreement at the expense of credit funds shall be made after) provision by the recipient (Seller) of the following documents: Extracts from the USRN on paper, which equivalence to the electronic document is notarized (the notary confirmed the identity of the content of the electronic document to the content of the document made by the notary on paper), or issued by the Federal Service for State Registration, Cadastre and Cartography for the Tver Region (Rosreestr Department for the Tver Region), or issued by the Multifunctional Public Services Center, for all and each of the forty-nine (49) real estate items regarding each of which the owner of each of the 49 real estate items shall be the owners of investment shares of the closed-end investment fund managed by Tetis Capital, data on whom shall be established on the basis of the data of the personal accounts of the owners of investment shares in the register of investment shares and the securities accounts of the owners of investment shares, confirming existence of the following rights and encumbrances in the column “Restriction of the rights and encumbrance of the real estate item” of Section 2 “Information on the registered rights”:

•	pledge/mortgage in favor of the Seller under Clause 5 of Article 488 of the Civil Code of the Russian Federation;

•	pledge/mortgage in favor of … by virtue of Article 69.1 of Federal Law No. 102-FZ On Mortgages (Real Estate Pledge) dated July 16, 1998;

•	lease in favor of the Lessee in respect of all real estate items, except for the property specified in Clauses 13, 25, 45-49 of Appendix No. 2 hereto;

•	fiduciary management in favor of Tetis Capital;

•

absence of other restrictions/encumbrances to be specified in the column “Restriction of the rights and encumbrance of the real estate item” of Section 2 “Information on the registered rights” of the Extracts from the USRN, except for restrictions/encumbrances specified in Clause 1.4.3 hereof;

and upon submission by the Seller to the Issuing Bank of the original of this Agreement with a copy of the special registration record of the USRN on the state registration of the title of the owners of investment shares of the closed-end investment fund managed by Tetis Capital, data on whom shall be established on the basis of the data of the personal accounts of the owners of investment shares in the register of investment shares and the securities accounts of the owners of investment shares; pledge/mortgage in favor of …; pledge in favor of the Seller or with a record of the Federal Service for State Registration, Cadastre and Cartography for the Tver Region (Rosreestr Department for the Tver Region) about the title transfer and the original of the Immovable Property Acceptance Certificate hereunder to the Issuing Bank (the Issuing Bank independently certifies copies of the submitted originals of the Agreement and the Acceptance Certificate, and returns originals to the Seller). Both the Seller and the Buyer shall have the right to apply to the Issuing Bank for receipt of the funds in order that the Seller could receive such funds. Presence in the USRN Extracts of typos that do not prevent the identification of the person/right holder specified therein and/or absence of any restrictions/encumbrances except as expressly mentioned in this clause hereof does not constitute absence of the USRN Extracts specified above; shall not a defect of the USRN Extracts as described above; but shall be recognized as a feature of the USRN Extracts specified above to be eliminated by the Seller with the assistance of the Buyer (if necessary) within thirty (30) business days from the date of issue of the USRN Extracts. Presence in the USRN Extracts for the real estate items of the record specified in Clause 2.1.12.11 hereof shall not prevent disclosure by the Issuing Bank of the letter of credit, provided that the Seller submits to the Issuing Bank simultaneously with the documents listed in this clause the original letter of Rosreestr dated later than the date of the state registration of transfer of the title to the Immovable Property under the form and content similar to Appendix No. 7 hereto.

3.5.    In case upon provision by the Seller of the documents specified in Clause 3.4 hereof the Issuing Bank fails to make a payment to the recipient (Seller) in accordance with Clause 3.4 hereof, the Buyer undertakes to take all actions that the Buyer may take and to do everything within its control in order that the Seller could receive the Agreement Price as soon as possible, and, in particular, but not limited to, bring to the Issuing Bank its claims for payment to the Seller by the Buyer of the purchase price of the Immovable Property.

3.6.    Documents for the state registration of transfer of the title to the Immovable Property from the Seller to the Buyer may not be submitted before the Seller receives documentary confirmation of the Issuing Bank that the Buyer has opened a secured (deposited) irrevocable letter of credit on the terms agreed upon by the Parties and that the recipient of the funds thereunder is the Seller.

3.6.1.    After notarization of this Agreement, on the basis of which the title to the Immovable Property subject to the state registration arises, the Notary shall, within three (3) business days from the date of occurrence of the event specified in Clause 3.6 hereof (receipt by the Seller of documentary confirmation from the Issuing Bank that the Buyer has opened a secured (deposited) irrevocable letter of credit on the terms agreed upon by the Parties, and that the recipient of the funds thereunder is the Seller), submit an electronic application for the state registration of titles and the attached documents to the registration authority for registration of transfer of the title to the Immovable Property from the Seller to the Buyer. The Parties agree that the Notary shall, in case of technical difficulties when submitting electronic application for the state registration of titles and the attached documents to the registration authority for registration of transfer of the title to the Immovable Property from the Seller to the Buyer due to a significant volume of documents or for other objective reason, submit the application for the state registration of titles and the attached documents to the registration authority for registration of transfer of the title to the Immovable Property from the Seller to the Buyer on paper.

3.7.    The Buyer’s obligations to pay the Agreement Price shall be deemed to be performed from the date of crediting the correspondent account of the bank servicing the Seller (specified in Clause 10 hereof) in full. A different settlement procedure shall be possible by agreement of the Parties.

4.    LIABILITY OF THE PARTIES

4.1.    For violation by the Buyer of the terms of payment of the Agreement Price stipulated in Clause 3.5 hereof, the Seller shall have the right to demand from the Buyer to pay a penalty worth four hundredths of a percent (0.04%) of the amount of overdue debt for each calendar day of delay.

4.2.    For violation by the Seller of the term of transfer of the Immovable Property and/or for violation by the Seller of the term of performance of the obligation stipulated in Clause 2.1.12.11 hereof, the Buyer shall have the right to demand from the Seller to pay a penalty worth four hundredths of a percent (0.04%) of the Agreement Price for each calendar day of delay (in case the Seller violates the term of performance of the obligation specified in Clause 2.1.12.11 hereof, from the 61st calendar day to the date of actual performance of the obligation).

4.3.    In case of evasion of the state registration of transfer of the title to the Immovable Property, the Party that has violated the relevant obligations hereunder shall pay to the other Party a penalty worth four hundred million (400,000,000) rubles upon its request.

4.4.    A Party that has failed to perform or improperly performed its obligations hereunder shall indemnify the other Party for losses caused by such violations in the amount exceeding the amount of the penalty recovered, which fact shall not exempt the Party from the performance of the obligation.

4.5.    In all other cases of default hereunder, the Parties shall be liable in accordance with the applicable laws of the Russian Federation.

4.6.    For delay in performance of the Seller’s obligation under Clause 2.1.16, the Buyer shall have the right to demand from the Seller to pay a penalty worth four hundredths of a percent (0.04%) of the Agreement Price for each calendar day of delay.

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4.7.    The aggregate liability of either the Seller or the Buyer under or in connection with this Agreement (including liability in the form of compensation for any costs, losses, damages, as well as payment of penalties, compensations, or any other amounts) shall be limited to the amount of real damage caused to the Buyer/Seller but no more than twenty-five million (25,000,000) rubles.

4.8.    Under no circumstances shall any Party be obliged to indemnify the other Party for lost profit, indirect losses or unreasonable expenses. In case of contradiction of this clause to other provisions of this Agreement, the provisions of this clause shall apply.

4.9.    Limitation of liability provided for in Clause 4.7 hereof does not apply to Clause 4.3 hereof and does not apply to obligations and/or indemnities in connection with non-performance of the obligations specified in Clauses 2.1.11, 2.1.12, 2.1.13. 2.1.16, 2.3.2, 4.6, 5.1.10, 5.1.11, 5.1.13, 5.3, 5.4 hereof, and in case of recourse to the Buyer of the third parties with the claims for reclamation of the Immovable Property from unlawful possession.

5.    WARRANTIES OF THE PARTIES

5.1.    The Seller represents and warrants that as of the date of conclusion and signing by the Parties of this Agreement, the date of the state registration of transfer of the title to the Buyer hereunder:

5.1.1.    The Seller is the legal entity duly incorporated and existing in accordance with the laws of the Russian Federation;

5.1.2.    The Seller is the legal owner of the Immovable Property;

5.1.3.    The Seller has the necessary rights and powers to enter into this Agreement;

5.1.4.    The Seller has all authorizations, consents of its governing bodies and other persons to the execution and performance of this Agreement;

5.1.5.    The Immovable Property is not disputed or seized, is not subject to pledge and is not encumbered by other rights of third parties other than those specified in this Agreement and Appendices hereto;

5.1.6.    This Agreement is signed on behalf of the Seller by a person duly authorized to do so;

5.1.7.    Conclusion of this Agreement and performance of the terms and conditions hereof will not violate or lead to violation of the constituent documents, any provision of the laws of the Russian Federation, or any agreement, or a document to which the Seller and/or its members are a party;

5.1.8.    There are no circumstances that may limit, prohibit or otherwise adversely affect the Seller’s performance of its obligations hereunder.

5.1.9.    All parts of the Immovable Property were erected and put into operation in accordance with the documents of urban planning, land zoning, in accordance with the applicable laws, with obtaining all the necessary permits and approvals, have not undergone unauthorized reconstruction, have no illegal modifications of any nature (taking into account the foreseeable need to implement the measures specified in Clause 2.1.12 hereof), which facts the Seller may confirm by the relevant documents that it will provide to the Buyer upon the request.

5.1.10.    The Immovable Property and Immovable Property fixtures comply with the requirements of the documentation in relation to such property (taking into account normal wear of the property), and it is possible to use the property for its intended purpose. The Seller makes a warranty in respect of the terms and conditions set forth in this clause: for a period of three (3) years in respect of the Immovable Property, for a period of two (2) years in respect of other property transferred under the Sale and Purchase Agreement. The warranty period shall be calculated from the date of the state registration of transfer of the title to the Immovable Property to the Buyer.

5.1.11.    According to Clauses 1-44 of Appendix No. 2 hereto the Immovable Property is located within the boundaries of the land plots according to Clauses 45-49 of Appendix No. 2 hereto, other than the Immovable Property for the use of which the easements listed in Appendix No. 4 hereto were executed, and other than the Immovable Property for the use of which the easements listed in Clauses 2.1.12.1, 2.1.12.2 and 2.1.12.4 hereof will be executed, and there are no claims of any third parties, including owners of neighboring land plots, in relation to the violation of their rights, including the borders of neighboring land plots.

5.1.12.    The Seller also represents the Buyer that it has no evidence of insolvency; that the Seller has no obligation and/or intention to file a statement of the debtor; that the Seller is not aware of any claims for it; that the Seller has no indebtedness on any taxes, there are no unpaid fines and non-complied orders of the state bodies.

5.1.13.    The Seller also represents and warrants the Buyer (a material condition of the Agreement) that:

•

the record available at the date of conclusion of the Agreement “documents for state registration are submitted: registration and repayment of the transaction on limitation (encumbrance) of the right” in Section 2, Clause 9, “Claims and Information on the Availability of Received but Not Considered Applications for the State Registration of the Right (Right Transfer, Termination), Restriction of the Right or Encumbrance of the Real Estate Item, Transaction in Relation to the Real Estate Item” in the Extracts from the USRN regarding the Immovable Property, is not true;

•	the letter given in Appendix No. 7 hereto and confirming the fact mentioned in Clause 5.1.13 hereof is true, reflects the reliable information, was not canceled, withdrawn, and is valid.

5.1.14.    The Parties specifically stipulated that unreliability of the Seller’s representations set forth in Clause 5.1.13 hereof, and failure by the Seller to perform the obligation under Clause 2.1.12.11 hereof within 12 months or more from the date of this Agreement, shall give the Buyer the right, acting unilaterally and out of court, to repudiate the Agreement due to the Seller’s material violation of the terms of this Clause and Clause 2.1.12.11 hereof (Article 450 of the Civil Code of the Russian Federation) and demand return of the purchase price of the Agreement paid by it in full with the return of the Immovable Property to the Seller in the condition in which it was received from the Seller, and also demand payment of the penalty set forth in Clause 4.2 hereof.

5.2.    The Buyer hereby represents and warrants that as of the date of this Agreement, date of the state registration of transfer of the title to the Buyer hereunder:

5.2.1.    The Buyer, which performs management of investment funds, mutual investment funds and private pension funds (fiduciary manager), is a legal entity duly incorporated and existing in accordance with the laws of the Russian Federation;

5.2.2.     The Buyer has obtained all necessary consents, permits and approvals, including those of the Specialized Depositary and the Investment Committee (if required by the FM Regulations);

5.2.3.    Tetis Capital has no evidence of insolvency, bankruptcy, there are no bases to believe that such evidence may arise;

5.2.4.    Tetis Capital license for trust management of mutual investment funds was not revoked;

5.2.5.    This Agreement is signed on behalf of the Buyer by a person duly authorized to do so;

5.2.6.    Conclusion of this Agreement and performance of the terms and conditions hereof will not violate or lead to violation of the constituent documents, any provision of the laws of the Russian Federation, or any agreement, or a document to which the Buyer and/or its interestholders/members/shareholders are a party;

5.2.7.    There are no circumstances that may limit, prohibit or otherwise adversely affect the Buyer’s performance of its obligations hereunder;

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5.2.8.    The Buyer has no evidence of insolvency, bankruptcy, there are no bases to believe that such evidence may arise;

5.2.9.    The Buyer pays all mandatory payments, taxes, fees, has no overdue debts;

5.2.10.    There are no claims against the Buyer threatening that the Buyer will be forced to cease operations, change the main type of its business, and significantly change the scope thereof.

5.3.    The Seller warrants the Buyer that in case of bringing any claims, fines, penalties, and other payments, including payment of the tax property, regarding the Immovable Property for the last three (3) calendar years preceding the year of this Agreement conclusion, against the Buyer by any public and/or municipal authorities / agencies, legal entities, including, inter alia: the state inspectorate supervising the use of real estate, tax authorities, the Buyer shall, having received the relevant claim/notification, send a copy thereof to the Seller, and the Seller undertakes to compensate the Buyer for the amount of such claim/notification within three (3) business days upon receipt of the relevant request from the Buyer, and if the Buyer disputes the penalty, undertakes to participate in such dispute on the part of the Buyer under the power of attorney issued by the Buyer in any bodies/agencies/courts.

5.4.    Regarding other bases of representations and/or liability not related to Clause 5.3 hereof, the Seller undertakes to indemnify the Buyer for the property losses on payment of administrative penalty arising from the imposition of such penalty on the Buyer and not related to the violation of the obligation by the Seller, but related to the conclusion by the Buyer of this Agreement with the Seller; the amount of such losses indemnification will be equal to one hundred percent (100%) of the administrative penalty imposed on the Buyer, but in any case all property losses of the Buyer reimbursable by the Seller hereunder may not exceed the amount of five hundred thousand (500,000) rubles.

5.5.    The Parties mutually represent each other that when making the transaction, they took into account the clarifications of the contents of Clause 11 of Part 1 of Article 26, Article 27 of Federal Law No. 218-FZ dated July 13, 2015 On the State Registration of Real Estate given by the Notary of the Molokovsky Notary District of the Tver Region of the Russian Federation Artimenko Alexander Vladislavovich prior to certification/execution of this Agreement, and the presence of Letter No. 10/10-12/40698-20 dated September 18, 2020 of the Federal Service of the State Registration, Cadastre and Cartography for the Tver Region (Rosrsestr Department for the Tver Region) (Appendix No. 7 hereto). The Buyer represents the Seller that the contents of this Agreement have been fully communicated to … which provides the Buyer with a targeted loan for the purchase of the Immovable Property.

6.    FORCE MAJEURE EVENTS

6.1.    The Parties shall be exempt from liability for non-performance or improper performance of the obligations hereunder if proper performance is impossible due to force majeure events, that is, the circumstances extraordinary and unpredictable under these conditions, which the Parties could neither foresee nor prevent by reasonable measures (actions and decisions of the state authorities, civil unrest, epidemics, blockade, embargo, earthquakes, floods, fires, other natural disasters, etc.).

6.2.    The Party affected by force majeure event shall notify the other Party within three (3) business days.

6.3.    A document issued by the competent public authority shall be sufficient evidence of the existence and duration of force majeure event.

6.4.    Obligations of the Parties shall be suspended for the period of force majeure duration. If force majeure events last for more than sixty (60) calendar days, then each of the Parties shall have the right to repudiate this Agreement unilaterally.

7.    DISPUTE RESOLUTION

7.1.    All disputes and/or disagreements arising between the Parties under or in connection with this Agreement shall be subject to consideration by the Arbitrazh (Commercial) Court of Moscow subject to the procedure established by the applicable laws of the Russian Federation.

7.2.    If the law establishes a mandatory pre-court dispute settlement procedure, the dispute may be submitted to consideration by the court of arbitration after the pre-court dispute settlement procedure has been met. The pre-court dispute settlement procedure shall be deemed to be met after ten (10) business days from the date of the claim receipt by the receiving Party.

8.    AGREEMENT AMENDMENT AND EARLY TERMINATION

8.1.    All amendments and supplements to this Agreement shall be valid if made in writing and notarized. The respective supplementary agreements of the Parties are an integral part of this Agreement.

8.2.    This Agreement may be terminated early by agreement of the Parties or at the request of one of the Parties in accordance with the procedure and on the grounds provided for by the applicable laws of the Russian Federation, as well as in accordance with the terms of this Agreement.

9.    FINAL PROVISIONS

9.1.    This Agreement is made in four (4) copies of equal legal force, one of which is kept in files of the Notary, one - for the Seller, one - for the Buyer, and one - for the body carrying out state registration of rights to real estate and transactions therewith.

9.2.    Unless otherwise provided by this Agreement, notices and other legally relevant communications may be sent by the Parties by email, by courier, by the Russian Mail or by other means of communication, provided that it makes it possible to reliably establish which of the Parties has sent the notice and to whom it is addressed.

9.3.    This Agreement shall enter into force on the date of execution thereof by the Parties and shall remain valid until complete performance by the Parties of their obligations hereunder.

9.4.    The Parties recognize that the exchange of email messages between the competent persons of the Parties is a means of confirming or refusing to perform actions and such messages will be recognized as evidence when considering disputes in court, however, if there is a paper document received by the addressee earlier than by email, and with the content contrary to the content of the email message, a paper document will have the priority evidential significance.

9.5.    All notices and any correspondence addressed to the Parties shall be deemed to be duly sent to the Party that is the addressee thereof upon delivery with the return receipt requested and/or postal delivery by registered mail with the list of enclosures and notice of delivery at the address specified in the section “Addresses and Details of the Parties” - at the time of delivery to the addressee. If the addressee is absent at the specified address or does not visit the post office within five (5) business days upon arrival of the correspondence at the post office, the correspondence shall be deemed to be handed over to the addressee, and the sender shall be deemed to have fulfilled his obligation on notification.

9.6.    Each Party represents the other Party that at the time and at any time during the term of the Agreement the person signing the Agreement is duly authorized to do it on behalf of the relevant Party.

9.7.    If any of the provisions of this Agreement are recognized invalid or unlawful in any respect, such recognition shall not affect the validity and legality of the remaining provisions of this Agreement. In such case, this Agreement shall be amended in writing to replace or exclude the relevant provision of this Agreement.

9.8.    Appendix No. 1 to this Agreement - Form of the Acceptance Certificate - is an integral part hereof.

9.9.    Appendix No. 2 to this Agreement - List of Immovable Property and Fixtures thereof - is an integral part hereof.

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9.10.    Appendix No. 3 to this Agreement - Notarized Copy of the Long-Term Lease Agreement - is an integral part hereof.

9.11.    Appendix No. 4 - List of Easements in favor of the Seller - is an integral part hereof.

9.12.    Appendix No. 5 - List of Documents Provided under the Long-term Lease Agreement - is an integral part hereof.

9.13.    Appendix No. 6 - Technical Features of the Immovable Property - is an integral part hereof.

9.14.    Appendix No. 7 - Copy of the Rosreestr Letter No. 10/10-12/40698-20 dated September 18, 2020

10.    ADDRESSES AND DETAILS OF THE PARTIES

Seller: Internet Logistics Limited Liability Company	Buyer: Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital)

Location/Postal address: 170540, Tver Region, Kalininsky District, Burashevskoye rural settlement, Borovlevo-2 industrial area, complex 1 A	Location/Postal address: Russian Federation, 129090, Moscow, Botanichesky Lane, 5

OGRN 1076949002261 INN 6949003359 KPP 694901001	OGRN 1107746374262 INN 770 9853192 KPP 770201001

The contents of this agreement have been read aloud to the parties thereto.

We, as parties to the transaction, understand the explanation of the notary about the legal consequences of the transaction. The terms of the transaction correspond to our actual intentions.

The information established by the notary according to our statement was correctly entered in the text of the transaction.

seller	Geil Alexander Vladimirovich	/signature/

/Seal: Internet Logistics Limited Liability Company/

buyer	Sheveleva Oksana Viktorovna	/signature/

Seal: Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital) OGRN 1107746374262 INN 7709853192 103588 Moscow

Russian Federation.

Tver Region, Molokovo village

The twenty-fifth of September, two thousand and twenty.

This agreement was certified by me, Artimenko Alexander Vladimirovich, notary of the Molokovsky notarial district of the Tver Region.

The contents of the Agreement correspond to the expressed will of the parties thereto.

The Agreement was signed before me.

The signatories to this Agreement are personally known to me and have the necessary authorized capacity. The legal capacity of the legal entities and the authority of their representatives were verified. The ownership of the property was verified.

Transfer of the title under this agreement shall be subject to the state registration in the Unified State Register of Immovable Property.

Protocol No. …

Stamp duty collected (as per tariff): …

Paid for legal and technical services: …

Notary	/signature/	A.V. Artimenko

/Seal: Notary Public A.V. Artimenko Location: PGT Molokovo, Tver Region, Molokovsky notarial district/

Supplementary Agreement No.1 to Real Estate Sale and Purchase Agreement dated September 25, 2020

Supplementary Agreement No. 1

to Real Estate Sale and Purchase Agreement dated September 25, 2020

Molokovo urban settlement, Tver Region	September 25, 2020

Internet Logistics Limited Liability Company, a legal entity incorporated and existing in accordance with the laws of the Russian Federation, registered by Interdistrict Inspectorate No. 9 of the Federal Tax Service for the Tver Region on December 27, 2007 with the Primary State Registration Number (OGRN) 1076949002261, INN 6949003359, KPP 694901001, with its registered office located at: 170540, Tver Region, Kalininsky District, Burashevskoye rural settlement, Borovlevo-2 industrial area, complex 1 A, hereinafter referred to as the Seller, represented by Geil Alexander Vladimirovich, acting under Power of Attorney 77 AG 4332764 dated August 13, 2020 certified by Moscow Notary Yu.V. Krylova, Protocol No. 77/719-n/77-2020-5-2348, for one part, and Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital), a legal entity incorporated and existing according to the laws of the Russian Federation, registered by Interdistrict Tax Office No. 46 of the Federal Tax Service for Moscow with the Primary State Registration Number (OGRN) 1107746374262, INN 7709853192, KPP 770201001, with its registered office located at: Russian Federation, 129090, Moscow, Botanichesky Lane, 5, having License No. 21-000-1-00810 dated April 21, 2011 for management of investment funds, mutual investment funds, and private pension funds, issued by the Federal Service for Financial Markets, hereinafter referred to as the Buyer, represented by Director General Sheveleva Oksana Viktorovna, acting under the Articles of Association, for the other part, hereinafter collectively referred to as the Parties and individually as the Party, have entered into this Supplementary Agreement No. 1 to the Real Estate Sale and Purchase Agreement dated September 25, 2020 (hereinafter the Agreement) as follows:

For the purposes of maintaining and compiling business and tax accounting, the Parties have agreed upon the price of the real estate fixtures included in the Immovable Property specified in Appendix No. 2 to the Agreement, for which purpose they have specified the price of each real estate fixture in Appendix No. 1 to this Supplementary Agreement.

Appendix No. 1 - Real Estate Fixtures Prices - is an integral part hereof.

ADDRESSES AND DETAILS OF THE PARTIES

Seller: Internet Logistics Limited Liability Company Location/Postal address: 170540, Tver Region, Kalininsky District, Burashevskoye rural settlement, Borovlevo-2 industrial area, complex 1 A	Buyer: Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital), Location/Postal address: Russian Federation, 129090, Moscow, Botanichesky Lane, 5

SIGNATURES OF THE PARTIES

Seller:	Buyer:

/signature/ Geil A.V.	/signature/ Sheveleva O.V.

/Seal: Internet Logistics Limited Liability Company	/Seal: Tetis Capital (Fiduciary Manager of Closed-End Investment Fund Tetis Capital)/

For the Seller /signature/ Geil A.V.	For the Buyer /signature/ Sheveleva O.V.